Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS)
Reporting Period: 4/1/12-4/30/12

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.		Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1		X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1	(a)			X
Schedule of Professional Fees Paid	MOR-1	(b)	X
Statement of Operations	MOR-2		X
Balance Sheet	MOR-3		X
Status of Postpetition Taxes	MOR-4				X
Summary of Unpaid Postpetition Accounts Payable	MOR-4	(a)	X
Debtor Questionnaire	MOR-5		X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Donald P. Lofe, Jr.	5/21/2012
Signature of Authorized Individual*	Date

Donald P. Lofe, Jr.	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action they may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process or reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition 11 liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

6. Post-petition Accounts Payable. To the best of the Debtor’s knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision. Given the timing of this filing, final loss provision and other expenses and revisions may not be reflected in the period in which they occur.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Pre-Paid Assets. Pre-Paid Assets are not being amortized, thus have no impact on the Debtor’s income statement.

10. Notes Receivable. The Other Assets balance reported on the balance sheet of this report includes notes receivable that relate to investments made prior to 2002 to fund programs instituted, or to be instituted, by the Company or its subsidiaries. These programs are no longer in place and the Debtor is currently attempting to monetize these assets. The value assigned to these notes has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. The Debtor has not independently confirmed the outstanding balance on these notes receivable. These amounts may not represent fair market value and may be subject to significant revision.

The Debtor holds a Note Receivable of approximately $285 million plus accrued interest from an operating subsidiary. That subsidiary has been placed into receivership by its regulator due to a deficiency in regulatory capital; accordingly, the Debtor has provided a full valuation allowance against this note. The fair market value of this note and the amount that may ultimately be received in satisfaction thereof cannot be determined at this time.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

April 1, 2012 to April 30, 2012

MOR - 1

Cash Receipts[1]	$19,104
Operating Disbursements
Employee Compensation	159,979
Payroll Taxes	19,664
Employee Benefit Costs	17,286
Consultants and Temporary Staff	13,669
Ordinary Course Professional Fees	2,738
Intercompany Payments (non-employee)	42,419
Travel	810
Tax Payments	—
Board Compensation and Travel	187,063
Other (misc. G&A and contingencies)	2,816

Total Operating Disbursements	446,441
Bankruptcy Related Expenses
Debtor Professionals	125,948
UCC Professionals	32,784
Claims Administrators	112,822
US Trustee	6,500

Total Bankruptcy Disbursements	278,054
Total Disbursements	724,495
Net Cash Flow	$(705,392)
Beginning Cash Balance as of 4-1-2012	$164,058,062
Change in Cash	(705,392)

Ending Cash Balance as of 4-30-2012	$163,352,670

[1]	Primarily includes distributions from Impact Securities.

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of April 30, 2012

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	$162,972,254
Bank of America	Payroll Account	xxxxxx0423	123,834
Bank of New York	Cash Securities	xxx430	241,505
Commonwealth National Bank	Gateway	xxx3169	15,076

Total			$163,352,670

The PMI Group, Inc.

Schedule of Professional Fees Paid

April 1, 2012 to April 30, 2012

MOR - 1b

Payee	Period Covered	Amount
Kurtzman Carson Consultants, LLC	February & March 2012	$112,822
Womble, Carlyle Sandridge & Rice, LLP	January & February 2012	32,784
Snell and Wilmer LLP	February 2012	2,738
Goldin Associates, LLC	March 2012	125,948
United States Trustee	Q1 2012	6,500

Total Professional Fees		$280,792

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended April 30, 2012

MOR - 2

Total Revenues	$—

Payroll Expense	159,294
Other Recurring Expenses	152,669

Total Recurring Expenses	311,963
Non-Recurring Expenses - Bankruptcy Related	571,887

Total Expenses	883,851
Interest and Dividends	12,667
Equity Earnings	999,725
Gain (Loss) on Investments	(113)

Net Investment Income	1,012,279

Interest Expense	—

Income (Loss) before Tax	128,428

Tax Provision (Benefit)	—

Net Income (Loss)	$128,428

BALANCE SHEET

THE PMI GROUP, INC.

As of April 30, 2012

MOR - 3

Assets
Fixed Income Securities	$1,916,050
Cash	163,352,670
Investments in Subsidiaries	56,273,161
Accounts Receivable - Affiliates	2,030,425
Pre-paid Assets	10,167,520
Other Assets	682,384

Total Assets	$234,422,211

Liabilities Not Subject to Compromise
Accrued Expenses	$2,532,097
Accounts Payable	364,500
Accounts Payable - Intercompany	104,077
Other Liabilities	60,661

Liabilities Not Subject to Compromise	$3,061,335

Liabilities Subject To Compromise
Pre-Petition Bond Debt	$742,742,007
Gateway Liability	262,000
Accounts Payable	49,197
Accounts Payable - Intercompany	22,300,189

Liabilities Subject To Compromise	$765,353,393

Total Liabilities	$768,414,728

Common Stock	$1,970,788
Additional Paid In Capital and Accumulated Deficit	737,441,602
Treasury Shares	(1,273,404,907)

Total Equity	$(533,992,517)

Total Liabilities & Equity	$234,422,211

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended April 30, 2012

MOR - 4

Representation: To the best of its knowledge, The PMI Group, Inc. has paid its taxes due as of 4-30-2012.

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended April 30, 2012

MOR - 4a

Unpaid Post-Petition Debts

	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$43,856	$-	$-	$-	$-	$43,856
Total Bankruptcy Activity Payables	320,644	-	-	-	-	320,644

Total Post-Petition Payables	$364,500	$-	$-	$-	$-	$364,500

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended April 30, 2012

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No

1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x

2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x

3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x

4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x

5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x